Exhibit 99.1
W. P. Carey Announces 2023 Investment Volume of $1.3 Billion

Includes Fourth Quarter Investment Volume of $320 Million at a Weighted-Average Cap Rate of 7.7%

Additional $180 Million of Investments Scheduled to Close in January 2024

New York, NY – January 10, 2024 – W. P. Carey Inc. (W. P. Carey, NYSE: WPC), a leading net lease REIT specializing in corporate sale-leasebacks, build-to-suits and the acquisition of single-tenant net lease properties, today announced investment volume for the 2023 full year of approximately $1.3 billion, including investments totaling approximately $320 million completed during the fourth quarter.

Fourth quarter investment activity included the $157 million cross-border sale-leaseback of 11 facilities across Italy, Spain and Germany net leased under master leases by country to Fedrigoni Group, a global manufacturer of high added value specialty papers for luxury packaging and other creative applications, premium labels and self-adhesive materials. As part of the same transaction, W. P. Carey is scheduled to close the acquisition of five additional properties in Italy for approximately $148 million in January 2024, subject to certain conditions.

During 2023, the company remained focused on acquiring high-quality, single-tenant warehouse and industrial assets, which comprised approximately 75% of its full-year investment volume. From a geographic perspective, approximately 80% of its 2023 volume was in North America and 20% was in Europe.

Jason Fox, Chief Executive Officer, W. P. Carey said: “Throughout 2023, pricing expectations among sellers persistently lagged rising interest rates, causing deals to take longer to negotiate and close, especially during the second half of the year. Given this dynamic, we remained disciplined and actively exerted our pricing power to preserve spread, closing $320 million of investments at an approximately 7.7% weighted-average cap rate during the fourth quarter. This brought our 2023 investment volume to $1.3 billion, with two additional investments totaling around $180 million scheduled to close in January.”

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W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,413 net lease properties covering approximately 171 million square feet and a portfolio of 86 self-storage operating properties, pro forma for the spin-off of Net Lease Office Properties, as of September 30, 2023. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding transactions that are scheduled to close in 2024. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the Securities and Exchange Commission (SEC), could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in Part II, Item 1A, Risk Factors in W. P. Carey’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com